AGREEMENT AND PLAN OF MERGER



         Agreement and Plan of Merger (the "Agreement"), dated January __, 2005, by and between United Heritage Corporation, a Utah corporation (the "UHCP"), National Heritage Sales Corp., a wholly-owned Texas subsidiary of UHCP ("NHSC"), and Heritage Food Group, Inc., a wholly owned Delaware subsidiary of UHCP (the "Subsidiary Corporation"), and BMW Holdings, Inc., a Delaware corporation ("BMW").

                                    RECITALS

         The Boards of Directors of each of the parties have determined that the merger provided for herein is in the best interests of their respective companies and stockholders and an opportunity for their respective companies to achieve long-term strategic and financial benefits, and, accordingly, have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         A purpose of BMW entering into this Agreement is to increase its shareholder base;

         The parties desire to make certain representations, warranties and agreements in connection with the merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   The Merger

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Subsidiary Corporation shall be merged with and into BMW in accordance with this Agreement and the separate corporate existence of Subsidiary Corporation shall thereupon cease (the "Merger"). BMW shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at Law Offices of Dan Brecher, 99 Park Avenue, 16th Floor, New York, New York, at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith, or at such other time, date or place as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

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         1.3 Effective Time. If all the conditions to the Merger set forth in
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                    ARTICLE 2
      Certificate of Incorporation and Bylaws of the Surviving Corporation.

         2.1 The Certificate of Incorporation of BMW in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

         2.2 The Bylaws of BMW in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                    ARTICLE 3
               Directors and Officers of the Surviving Corporation

         3.1 The directors of BMW immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

         3.2 The officers of BMW immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

                                    ARTICLE 4
          Conversion of Stock, Payment, Distribution and Reorganization

         4.1      Conversion of Stock.

                  (a) At the Effective Time, all of the equity ownership of Subsidiary Corporation outstanding immediately prior to the Effective Time, all of which is held by UHCP, shall be exchanged for an aggregate of 810,811 shares of Class A common stock of the Surviving Corporation, representing 7.5% of the shares of Surviving Corporation outstanding immediately following such issuance.

                  (b) At the Effective Time, all of the equity of BMW issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding without change, and shall represent 92.5% of the shares of Surviving Corporation outstanding immediately following such issuance.

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                  (c) Any and all rights to acquire shares of Subsidiary
Corporation and shares held in treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

                  (d) Except for rights pursuant to Section 5.17, any and all rights to acquire shares of BMW and shares held in treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

         4.2      Cash Payment; Legal Fees

         Surviving Corporation shall pay to UHCP the sum of $75,000 payable in twelve equal monthly installments of $6,250, beginning thirty days after the Closing Date. Immediately prior to the Effective Time, Surviving Corporation shall pay directly to UHCP's legal counsel by wire transfer all reasonable legal fees and expenses incurred by UHCP and Subsidiary Corporation in connection with this Agreement and the transactions contemplated hereby and the Reorganization.

         4.3      Distribution

         Surviving Corporation will use its best reasonable efforts to file and cause to become effective as soon as reasonably practicable following the Effective Time a registration statement with the Securities and Exchange Commission for the resale of all the issued and outstanding shares of Surviving Corporation held by UHCP and/or its distributees and/or those shares issuable pursuant to Section 5.17. UHCP shall authorize a stock distribution of its shares of Surviving Corporation on a pro rata basis to its shareholders, which is approximately 4,444 shareholders of record presently, and shall not be less than 2,750 at such time of distribution. UHCP shall take all necessary steps to obtain the approval for such stock distribution prior to the Closing Date, to declare and make such stock distribution, which stock distribution shall be subject only to the effectiveness of the related registration statement. UHCP shall provide to Surviving Corporation a list of such distributees, including names, addresses, and number of shares distributed to each distributee. To the extent shares of UHCP are held by objecting beneficial holders, UHCP shall provide Surviving Corporation a list of brokers, including names, addresses, and number of shares to be distributed to each such beneficial holder. All actions to be performed by UHCP in connection with such stock distribution shall be completed no later than thirty days following the effectiveness of such registration statement.

         4.4      Reorganization

         UHCP, NHSC and Subsidiary Corporation have entered into transactions immediately prior to the Merger, whereby all of the assets of NHSC (other than the `CD 6000 Multivac", all receivables and inventory of NHSC immediately preceding the Closing Date, and the existing lawsuit styled National Heritage Sales Corporation v. Mark Church and M.C. Development, LLC, Case No. C200200451, 249th Judicial District, Johnson County, Texas, filed on September 20, 2002) and none of the liabilities of NHSC have been transferred to Subsidiary Corporation (the "Reorganization"). A copy of the executed Reorganization Agreement, including any and all Exhibits and deliverables pursuant to the Reorganization, is annexed hereto as Exhibit A.

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         UHCP and NHSC shall, jointly and severally, indemnify Surviving
Corporation and BMW from any and all successor liability claims that may be asserted or claimed by current, former or future creditors, claimants, vendors or otherwise of NHSC and/or UHCP relating to any lawsuit, claim, loan, obligation, liability and/or indebtedness whatsoever of NHSC and/or UHCP, including, but not limited to, the existing lawsuit styled Denise Everett v. National Heritage Sales Corp., Case No. 03CC05406, Orange County Superior Court, Orange County, CA, filed on April 9, 2003.

                                    ARTICLE 5
                      Representations and Warranties of BMW

         BMW represents and warrants to UHCP, NHSC and Subsidiary Corporation as of the date of this Agreement as follows:

         5.1 Existence; Good Standing; Corporate Authority; Compliance With Law. BMW is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. BMW is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified or be in good standing would not have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of BMW and its Subsidiary taken as a whole (a "BMW Material Adverse Effect"). BMW has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. BMW's sole Subsidiary is a limited liability company p duly organized, validly existing and in good standing under the laws of Delaware has the company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a BMW Material Adverse Effect. Neither BMW nor its Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which BMW or its Subsidiary or any of their respective properties or assets is subject, except where such violation would not have, individually or in the aggregate, a BMW Material Adverse Effect. BMW and its Subsidiary have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a BMW Material Adverse Effect.

         5.2 Authorization, Validity, and Effect of Agreements. BMW has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The Board of Directors and a majority of the outstanding shares of BMW have authorized the execution of this Agreement and the consummation of transactions contemplated herein. The consummation by BMW of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and

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all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of BMW, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of BMW's charter or by-laws, or, to its best knowledge, any mortgage, lien lease, agreement, instrument, order, judgment or decree to which BMW is bound, and will not violate any other material restriction of any kind or character to which BMW is subject. This Agreement is a legal, valid and binding obligation of BMW and is enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement or creditors' rights or general equitable principles.

         5.3 Capitalization. The authorized capital stock of BMW consists of 200,000,000 shares, par value $0.000001, divided into three classes: 170,000,000 shares are Class A common stock, 20,000,000 shares are Class B common stock, and 10,000,000 shares are "blank check" preferred stock. As of January __, 2005, there were 3,500,000 shares of Class A common stock and 6,500,000 shares of Class B common stock issued and outstanding. There is no preferred stock issued or outstanding. Except as set forth in Schedule 5.3, there are no outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements, commitments or obligations of BMW to issue or to transfer from treasury any additional shares of its capital stock of any class. BMW has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of BMW on any matter. All such issued and outstanding shares of BMW Common Stock are duly authorized, validly issued, fully paid, and nonassessable. Certain preemptive rights have been granted pursuant to a Shareholders' Agreement.

         5.4 Subsidiaries. The sole Subsidiary of BMW is BMW Meats LLC. BMW owns directly all of the outstanding equity of BMW Meats LLC. Each of the outstanding membership interests of BMW Meats LLC is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by BMW free and clear of all liens, pledges, security interests, claims or other encumbrances.

         5.5 Other Interests. Except for interests in the BMW Subsidiary, neither BMW nor any BMW Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

         5.6 Financial Statements. BMW has delivered to the other parties its unaudited financial statements as of October 31, 2004, appended hereto as
Schedule 5.6. Such financial statements are materially correct.

         5.7 Absence of Changes. Since the date of BMW's most recent financial statements, except as disclosed in Schedule 5.7, each of BMW and its Subsidiary has conducted its business only in the ordinary course of such business and there has not been (i) any event or changes with respect to BMW and its Subsidiary having, individually or in the aggregate, a BMW Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, or (iii) any material change in its accounting principles, practices or methods.

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         5.8 Absence of Undisclosed Liabilities. As of the date of BMW's most recent balance sheet, except in the ordinary course of such business, or as disclosed in Schedule 5.7, BMW has not had any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

         5.9 Tax Returns. Within the times and in the manner prescribed by law, BMW and each BMW Subsidiary have filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. There are no present disputes as to the taxes of any nature payable by BMW.

         5.10 Intellectual Property. To the best of its knowledge, BMW owns and holds all necessary franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. To the best of its knowledge, BMW is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

         5.11 Litigation. Except as set forth in Schedule 5.11, there are no actions, suits or proceedings pending against BMW or the BMW Subsidiary or, to the knowledge of BMW, threatened against BMW or the BMW Subsidiary any of their respective properties or assets, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that would have, individually or in the aggregate, a BMW Material Adverse Effect or would prevent or delay, in any internal report, the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 5.11, neither BMW nor its Subsidiary are subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a BMW Material Adverse Effect or would prevent or delay the consummation of the transactions contemplated hereby.

         5.12 Assets. BMW has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances.

         5.13 Material Contracts. BMW has no material contracts, except as set forth in Schedule 5.13.

         5.14 Indemnification. As a further inducement to UHCP to consummate the transaction contemplated by this Agreement, BMW shall indemnify, defend and hold harmless UHCP and its officers and directors from, against, for and in respect of any and all losses, costs, damages, fines, penalties, expenses and liabilities, including, interest which may be imposed in connection therewith, reasonable attorneys' fees (hereinafter referred to as a "Loss") suffered, sustained or incurred by UHCP as a result of, arising out of, or in connection with any breach of any representation, covenant or agreement made or to be performed by BMW pursuant to this Agreement. BMW's obligations under this
Section 5.14 shall survive for a period of two (2) years after the consummation of the transaction contemplated by this Agreement.

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         5.15 Indemnification of Officers and Directors. The parties acknowledge and agree that prior to the execution of this Agreement, each corporate party hereto had separately adopted resolutions and by-laws affording indemnification, to the fullest extent permitted by law, of all officers, directors, promoters, attorneys and other responsible persons, past or present, for any liability which arises out of or pertains to any action or omission taken in good faith while serving in such capacity on behalf of their respective corporations. The parties hereby agree that each shall, to the fullest extent permitted by law, retain and maintain such indemnification provisions with respect to its officers and directors and that each party shall hereafter continuously maintain the fullest indemnification of officers and directors as permitted by law. Nothing herein shall be deemed to diminish or otherwise restrict UHCP's rights to indemnification under any provision of BMW's certificate of incorporation or by-laws, under Delaware law and under other terms and provisions of this Agreement.

         5.16 Environmental Laws and Regulations.

         (a) BMW and its Subsidiary is in compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (collectively, "Environmental Laws") which compliance includes, but is not limited to, the possession by BMW and its Subsidiary of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance that would not have, individually or in the aggregate, a BMW Material Adverse Effect. Neither BMW nor its Subsidiary has received written notice of, or, to the knowledge of BMW, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that would have, individually or in the aggregate, a BMW Material Adverse Effect. To the knowledge of BMW, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

         (b) There are no Environmental Claims which would have, individually or in the aggregate, a BMW Material Adverse Effect that are pending or, to the knowledge of BMW, threatened against BMW or its Subsidiary or, to the knowledge of BMW, against any person or entity whose liability for any Environmental Claim BMW or its Subsidiary has or may have retained or assumed either contractually or by operation of law.

         5.17 No Brokers. BMW has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of BMW or UHCP, NHSC or Subsidiary Corporation to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that BMW has retained Crusader Investments, LLC as its financial advisor. BMW shall be responsible to pay any and all fees, costs and expenses of

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Crusader Investments, LLC relating to the Merger and the related Reorganization.
The agreement with Crusader Investments, LLC provides, in addition to any cash fees, that, at the time Surviving Corporation becomes a public company, including pursuant to the filing of the registration statement described in
Section 4.3, Crusader Securities, LLC, as an assignee of Crusader Investments, LLC, shall be paid a 7.5% interest in the Surviving Corporation (based on the outstanding at such time); such shares are to be registered for resale. Except as provided in this Section 5.17, BMW is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         5.18 Full Disclosure. None of the representations and warranties made by BMW herein or in any Exhibit, Schedule, certificate or memorandum furnished by BMW, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact which would cause such exhibit, schedule, certificate or memorandum to be materially misleading.

         5.19 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations of BMW contained herein, UHCP, its legal counsel and accountants shall have had the opportunity to meet with BMW, its legal counsel and accountants to discuss the financial condition of BMW. BMW shall have made available to UHCP all books and records of BMW. BMW specifically represents that it has, and shall have through the closing hereof, no material debts, obligations, liabilities or claims against it, other than those set forth in Schedules 5,6, 5.7, 5.11, 5.12 and 5.13.

                                    ARTICLE 6
     Representations and Warranties of UHCP, NHSC and Subsidiary Corporation

         UHCP, NHSC and Subsidiary Corporation represent and warrant to BMW as of the date of this Agreement as follows:

         6.1 Existence; Good Standing; Corporate Authority; Compliance With Law. Each of UHCP, NHSC and Subsidiary Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of Utah, Texas and Delaware, respectively. Each of UHCP, NHSC and Subsidiary Corporation is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified or be in good standing would not have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of NHSC and Subsidiary Corporation and their respective Subsidiaries taken as a whole (a "NHSC Material Adverse Effect"). Each of UHCP, NHSC and Subsidiary Corporation has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of the Subsidiaries of UHCP, NHSC and Subsidiary Corporation is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, formation or organization, has the corporate, company or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a NHSC Material Adverse Effect. Neither UHCP, NHSC or Subsidiary Corporation nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which UHCP, NHSC and Subsidiary Corporation or any of their Subsidiaries or any of their respective properties or assets is subject, except where such violation would not have, individually or in the aggregate, a NHSC Material Adverse Effect. Each of UHCP, NHSC and Subsidiary Corporation and their Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a NHSC Material Adverse Effect.

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         6.2 Authorization, Validity, and Effect of Agreements. Each of UHCP,
NHSC and Subsidiary Corporation has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The Board of Directors and a majority of the outstanding shares of each of UHCP, NHSC and Subsidiary Corporation has authorized the execution of this Agreement and the consummation of transactions contemplated herein. The consummation by each of UHCP, NHSC and Subsidiary Corporation of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of each of UHCP, NHSC and Subsidiary Corporation, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the charter or by-laws of UHCP, NHSC and Subsidiary Corporation, or, to their best knowledge, any mortgage, lien lease, agreement, instrument, order, judgment or decree to which UHCP, NHSC and Subsidiary Corporation are bound, and will not violate any other material restriction of any kind or character to which each of UHCP, NHSC and Subsidiary Corporation are subject. This Agreement is a legal, valid and binding obligation of UHCP, NHSC and Subsidiary Corporation and is enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement or creditors' rights or general equitable principles.

         6.3 Capitalization. The authorized capital stock of Subsidiary Corporation consists of 1,000 shares of Common Stock. As of January 27, 2005, there was one share of Common Stock issued and outstanding, all of which are held by UHCP. There are no outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements, commitments or obligations of Subsidiary Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class. Subsidiary Corporation has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Subsidiary Corporation on any matter. All such issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

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         6.4 Subsidiaries. UHCP owns directly each of the outstanding shares of capital stock of NHSC and Subsidiary Corporation. Each of the outstanding shares of capital stock of NHSC and Subsidiary Corporation is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by UHCP free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of NHSC and Subsidiary Corporation does not have any subsidiaries or own any interest in any other enterprise.

         6.5 Other Interests. Neither NHSC nor Subsidiary Corporation owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

         6.6 Financial Statements. UHCP's audited consolidated financial statements as of the two most recent completed fiscal years, and its unaudited consolidated financial statements for all subsequent interim quarterly periods, are available for review at www.sec.gov. Such financial statements are materially correct. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by UHCP throughout the periods indicated, and fairly present the financial position of UHCP on a consolidated basis as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

         6.7 Absence of Changes. Since September 30, 2004, NHSC has conducted its business only in the ordinary course of such business and there has not been
(i) any event or change with respect to UHCP and NHSC having, individually or in the aggregate, a NHSC Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to NHSC's capital stock, or (iii) any material change in UHCP's accounting principles, practices or methods.

         6.8 Absence of Undisclosed Liabilities. As of the date of UHCP's and NHSC's most recent consolidated balance sheet, NHSC has not had any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

         6.9 Tax Returns. Within the times and in the manner prescribed by law, each of UHCP and NHSC has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to the taxes of any nature payable by UHCP and NHSC.

         6.10 Intellectual Property. Subsidiary Corporation owns and holds all necessary franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to the business formerly conducted by Subsidiary Corporation immediately prior to the Reorganization, except in connection with any excluded assets pursuant to the Reorganization. To the best of the knowledge of UHCP, NHSC and Subsidiary Corporation, Subsidiary Corporation is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

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         6.11 Litigation. There are no actions, suits or proceedings pending against NHSC or Subsidiary Corporation or, to the knowledge of UHCP, NHSC and Subsidiary Corporation, threatened against NHSC or Subsidiary Corporation or any of their respective properties or assets, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that would have, individually or in the aggregate, a NHSC Material Adverse Effect or would prevent or delay, in any internal report, the consummation of the transactions contemplated by this Agreement. None of UHCP, NHSC or Subsidiary Corporation is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a NHSC Material Adverse Effect or would prevent or delay the consummation of the transactions contemplated hereby.

         6.12 Assets. Each of UHCP, NHSC or Subsidiary Corporation has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on UHCP's consolidated financial statements.

         6.13 Material Contracts. NHSC and Subsidiary Corporation have no material contracts. UHCP has no material contracts affecting the business of NHSC or Subsidiary Corporation.

         6.14 Indemnification. As a further inducement to BMW to consummate the transaction contemplated by this Agreement, UHCP and NHSC shall jointly and severally indemnify, defend and hold harmless BMW and its officers and directors from, against, for and in respect of any and all losses, costs, damages, fines, penalties, expenses and liabilities, including, without limitation, interest which may be imposed in connection therewith, reasonable attorneys' fees, investigations, court costs and other reasonable litigation expenses (hereinafter referred to as a "Loss") suffered, sustained or incurred by BMW as a result of, arising out of, or in connection with (i) any breach of any representation, covenant or agreement made or to be performed by UHCP or NHSC pursuant to this Agreement, or (ii) relating to or in any matter arising out of facts or events which occurred on or prior to the Closing. UHCP and NHSC's obligations under this Section 6.14 shall survive for a period of two (2) years after the consummation of the transaction contemplated by this Agreement.

         6.15 Indemnification of Officers and Directors. The parties acknowledge and agree that prior to the execution of this Agreement, each corporate party hereto had separately adopted resolutions and by-laws affording indemnification, to the fullest extent permitted by law, of all officers, directors, promoters, attorneys and other responsible persons, past or present, for any liability which arises out of or pertains to any action or omission taken in good faith while serving in such capacity on behalf of their respective corporations. The parties hereby agree that each shall, to the fullest extent permitted by law, retain and maintain such indemnification provisions with respect to its officers and directors and that each party shall hereafter continuously maintain the fullest indemnification of officers and directors as permitted by law. Nothing herein shall be deemed to diminish or otherwise restrict BMW's rights to indemnification under any provision of UCHP, NHSC or Subsidiary Corporation's certificate of incorporation or by-laws, under Delaware law and under other terms and provisions of this Agreement.

         6.16  Environmental Laws and Regulations.

         (a) (i) UHCP and each of its Subsidiaries is in compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (collectively, "Environmental Laws") which compliance includes, but is not limited to, the possession by UHCP and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance that would not have, individually or in the aggregate, a NHSC Material Adverse Effect, (ii) neither UHCP nor any of its subsidiaries has received written notice of, or, to the knowledge of UHCP, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claims") that would have, individually or in the aggregate, a NHSC Material Adverse Effect; and (iii) to the knowledge of UHCP, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

         (b) There are no Environmental Claims which would have, individually or in the aggregate, a NHSC Material Adverse Effect that are pending or, to the knowledge of UHCP, threatened against UHCP or any of its Subsidiaries or, to the knowledge of UHCP, against any person or entity whose liability for any Environmental Claim UHCP or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

         6.17 No Brokers. Neither UHCP, NHSC or Subsidiary Corporation has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of BMW or of UHCP, NHSC or Subsidiary Corporation to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. UHCP, NHSC and Subsidiary Corporation are not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         6.18 Full Disclosure. None of the representations and warranties made by UHCP, NHSC or Subsidiary Corporation herein or in any exhibit, schedule, certificate or memorandum furnished by UHCP, NHSC or Subsidiary Corporation, or on their behalf, contains or will contain any untrue statement of material fact or omit any material fact which would cause such exhibit, schedule, certificate or memorandum to be materially misleading.

         6.19 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations of UHCP, NHSC or Subsidiary Corporation contained herein, BMW, its legal counsel and accountants shall have had the opportunity to meet with UHCP, NHSC or Subsidiary Corporation, its legal counsel and accountants to discuss the financial condition of UHCP, NHSC or Subsidiary Corporation. UHCP, NHSC or Subsidiary Corporation shall have made available to BMW all books and records of UHCP, NHSC or Subsidiary Corporation. Each of UHCP, NHSC and Subsidiary Corporation specifically represents that it has, and shall have through the closing hereof, no material debts, obligations, liabilities or claims against it, other than those set forth in UHCP's consolidated financial statements, including the notes thereto.

         6.20. Filings. Upon closing, UHCP and NHSC shall assist Subsidiary Corporation in the preparation and filing of all required filings before authorities as Subsidiary Corporation shall determine, including in connection with the preparation of the registration statement and the preparation of the audited financial statements of Subsidiary Corporation.

         6.21 Real Property. Neither NHSC nor Subsidiary Corporation owns any real property or has leases, subleases, licenses or other agreements under which NHSC or Subsidiary Corporation uses or occupies or has the right to use or occupy, now or in the future, any real property (the "Real Estate Leases").

         6.22 Insurance. NHSC and Subsidiary Corporation maintain with respect to their operations and their assets, in full force and effect, policies of insurance in the ordinary course of business as is usual and customary for businesses similarly situated to NHSC and Subsidiary Corporation.

                                    ARTICLE 7
                                    Covenants

         7.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

         7.2 Conduct of Business. Prior to Closing, NHSC and Subsidiary Corporation shall not conduct any material business, except with the prior written approval of BMW, and shall not sell, pledge or assign any assets without the prior written approval of BMW. Prior to Closing, neither of these corporations shall amend its Certificate of Incorporation or By-laws (except as may be described in this Agreement), declare dividends or redeem or sell stock or other securities. Prior to Closing, NHSC and Subsidiary Corporation shall not incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction, other than reasonable expenses in connection with the Reorganization on prior written notice to BMW.

         7.3   Acquisition Proposals. Prior to the Effective Time, UHCP agrees
(a) that neither UHCP nor any of its Subsidiaries shall, and UHCP shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of NHSC or Subsidiary

Corporation (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this
Section 7.3; and (c) that it will notify BMW immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.3 shall prohibit the Board of Directors of UHCP or NHSC from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written proposal to acquire NHSC pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of UHCP and NHSC determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, UHCP provides written notice to BMW to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and provides BMW with a copy of any such written proposal, and (C) UHCP keeps BMW informed of the status (not the terms) of any such discussions or negotiations; and (ii)to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 7.3 shall (x) permit any party to terminate this Agreement (except as specifically provided in Article 9 hereof), (y) permit UHCP, NHSC or Subsidiary Corporation to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement, or (z) affect any other obligation of any party under this Agreement.

         7.4 Restructuring of Merger. Upon the mutual agreement of the parties, the Merger shall be restructured in the form of a merger of BMW into Subsidiary Corporation, with Subsidiary Corporation being the Surviving Corporation, or such other form as the parties may agree, including a share exchange or asset purchase between BMW and NHSC and/or Subsidiary Corporation. In such event, this Agreement shall be deemed appropriately modified to reflect such form of merger/acquisition.

                                    ARTICLE 8
                                   Conditions

         8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock of the respective parties entitled to vote thereon.

              (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction, which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

              (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have an Material Adverse Effect following the Effective Time.

         8.2 Conditions to Obligation of BMW to Effect the Merger. The obligation of BMW to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) Each of UHCP, NHSC and Subsidiary Corporation shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of UHCP, NHSC and Subsidiary Corporation contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and BMW shall have received a certificate of the President of UHCP, NHSC and Subsidiary Corporation, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this
Section 8.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a NHSC Material Adverse Effect or otherwise have a materially negative affect on BMW.

              (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of UHCP and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a NHSC Material Adverse Effect.

              (c) UHCP, NHSC and Subsidiary Corporation shall have delivered to BMW legal opinions of counsel substantially in the form set forth in Schedule 8.2(c).

              (d) The directors and executive officers of Subsidiary Corporation shall resign, and shall have designated nominees of BMW as directors and executive officers of Subsidiary Corporation to serve in their place and stead, until the next respective annual meetings of the shareholders and Board of Directors of Subsidiary Corporation, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

         8.3 Conditions to Obligation of UHCP, NHSC and Subsidiary Corporation to Effect the Merger. The obligations of UHCP, NHSC and Subsidiary Corporation to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) BMW shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of BMW contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and UHCP, NHSC and Subsidiary Corporation shall have received a certificate of the President of BMW, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 8.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a BMW Material Adverse Effect.

              (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of BMW, taken as a whole, that would have or would be reasonably likely to have a BMW Material Adverse Effect.

              (c) BMW shall have delivered to UHCP, NHSC and Subsidiary Corporation a legal opinion of its counsel substantially in the form set forth in Schedule 8.3(c).

                                    ARTICLE 9
                                   Termination

         9.1 This Agreement may be terminated at any time prior to the Closing as follows: (i) by mutual written agreement of the parties; (ii) by either BMW or NHSC if there has been a material breach by the other party of a representation and warranty or agreement that cannot be cured on or prior to the Closing; (iii) by either BMW or NHSC if the Closing shall not have been consummated on or before January __, 2005, provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(iii) shall not be in breach of any provisions of this Agreement nor have failed to fulfill any of its obligations under this Agreement; (iv) by either BMW or NHSC if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction. The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

         9.2 Effect of Termination. If this Agreement is terminated as permitted by Section 9.1, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.2, Section 10.3,
Section 10.4, Section 10.6, Section 10.9, Section 10.12, and Section 10.13. Termination shall be without liability of any party, or any asset holder, director, officer, employee, agent, consultant or representative of such party, to the other party to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of any other party, failure to perform a covenant of this Agreement or breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all actual out-of-pocket damages incurred or suffered by the other party as a result of such failure or breach.

         9.3 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party granting such extension or waiver.

                                   ARTICLE 10
                               General Provisions

         10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger, provided, however, that the agreements contained in Article 4 and in Sections 5.14, 5.15, 6.14, 6.15 and 7.4, this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger.

         10.2 Notices. Any notice, request, instrument or communication required or permitted to be given, served or delivered to any of the parties hereto shall be deemed to have been given, served or delivered (i) on the seventh business day after it is deposited in the United States mail, registered or certified and with proper postage prepaid, or (ii) on the second business day after it is deposited with Federal Express or any other recognized overnight courier service with proper fees prepaid, or (iii) on the first business day after which it is sent and received by facsimile, in each case addressed, if to UHCP:

                           United Heritage Corporation
                           2 North Caddo Street
                           Cleburne, Texas 76031
                           Attn.:  Mr. Walter G. Mize
                           Fax:

                           With a copy to:

                           Kevin Friedmann
                           Richardson & Patel LLP
                           10900 Wilshire Blvd., Suite 500
                           Los Angeles, CA 90024
                           Fax:  310-208-1154

                           If to NHSC:

                           National Heritage Sales Corp.

                           Kevin Friedmann
                           Richardson & Patel LLP
                           10900 Wilshire Blvd., Suite 500
                           Los Angeles, CA 90024
                           Fax:  310-208-1154

                           If to Subsidiary Corporation:

                           Heritage Food Group, Inc.

                           -----------------------------

                           -----------------------------

                           -----------------------------
                           Fax:

                           If to BMW:

                           BMW Holdings, Inc.
                           105 BiCounty Blvd.
                           Farmingdale, NY 11735
                           Attn.:  Brian Weiner
                           Fax: 631-270-1008

                           With a copy to:

                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                           New York, NY 10016
                           Attn.:  Dan Brecher
                           Fax:  212-808-4155

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

         10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Sections 5.14, 5.15, 6.14 and 6.15 (collectively, the "Third

Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced on behalf of the beneficiaries thereof by the directors of BMW prior to the Effective Time. UHCP shall pay all expenses, including attorneys' fees, that may be incurred by any of such directors in enforcing the Third Party Provisions.

         10.4 Entire Agreement. This Agreement, the Exhibits, the Schedules, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         10.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the parties, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

         10.6 Governing Law. The validity and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without reference to rules regarding conflicts of law. Any court or other proceedings to enforce this agreement, or any dispute related hereto, shall be brought in the courts located in New York County in the State of New York.

         10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

         10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         10.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. This Agreement, or any Section thereof, shall not be construed against any party due to the fact that said Agreement or any Section thereof was drafted by said party.

         10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         10.11 Incorporation of Exhibits and Schedules. All Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court or in the New York County Supreme Court, this being in addition to any other remedy to which they may be entitled at law or in equity.

         10.14 Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. When a reference is made in this Agreement to Significant Subsidiaries, the words "Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

         10.15 Retention of Records. UHCP and NHSC shall deliver all material documents relating to Subsidiary Corporation to BMW. Unless otherwise consented to in writing by BMW, UHCP and NHSC will not for a period of five years from the Closing, destroy or otherwise dispose of any of the records related to Subsidiary Corporation. To the extent such records are not delivered to BMW, UHCP and NHSC shall allow BMW and its representatives access to the records at all reasonable times upon reasonable notice.

         10.16 Further Assurances. The parties hereto shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement. Each of UHCP and NHSC agrees that it will, at any time and from time to time, at the request of BMW, execute and deliver to BMW such instruments as are reasonably necessary to vest in Surviving Corporation full right, title and interest in or to the assets transferred pursuant to the Reorganization. UHCP and NHSC agree to cooperate with Surviving Corporation in notifying National Heritage and Subsidiary Corporation's relevant vendors, suppliers and potential customers that Surviving Corporation has acquired all the assets (excluding certain specified assets) of National Heritage pursuant to the Reorganization, and further to reasonably cooperate in obtaining an orderly transition of such transferred assets to Surviving Corporation.

                       [remainder of this page left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

                                          Heritage Food Group, Inc.

                                             By: /s/ Walter Mize
                                                --------------------------------
                                           Name:     Walter Mize
                                          Title:     President
Attest:

  /s/  Walter Mize
--------------------------------
 Name: Walter Mize
Title: Secretary

                                          United Heritage Corporation

                                             By: /s/ Walter G. Mize
                                                --------------------------------
                                           Name:     Walter G. Mize
                                          Title:     President
Attest:

  /s/  Joe Martin
--------------------------------
 Name: Joe Martin
Title: Assistant Secretary

                                          National Heritage Sales Corp.

                                             By: /s/ Walter G. Mize
                                                --------------------------------
                                           Name:     Walter G. Mize
                                          Title:     President
Attest:

  /s/  Joe Martin
--------------------------------
Name:  Joe Martin
Title: Assistant Secretary

                                          BMW Holdings, Inc.

                                             By: /s/ Brian Weiner
                                                --------------------------------
                                           Name:     Brian Weiner
                                          Title:     President
Attest:

  /s/  Mark Small
--------------------------------
Name:  Mark Small
Title: Secretary

                                  Schedule 5.3

1.       See Section 5.17 of the Merger Agreement
2. See Shareholders' Agreement, dated as of August 24, 2004, among BMW Holdings, Inc., Brian M. Weiner and Crusader Investments, LLC
3.       See Letter of Intent with Ford Brothers

                                  Schedule 5.6

Incorporated by reference to Items 11 and 12 to Supplement No. 1 to BMW Holdings, Inc. Document Index.

                                  Schedule 5.7

None.

                                  Schedule 5.11

Matters related to liabilities (accounts payable) assumed by BMW Meats pursuant to acquisition of assets of St. James Gourmet:

1.   Savage Poultry, $23,727
2.   Stratmar Systems, $8,811

Matters instituted by BMW Meats LLC for payment of accounts receivable:

1.   American Frozen Foods, $296,478
2.   Southern Foods Inc., $34,317

                                  Schedule 5.13

Refer to the BMW Holdings, Inc. Document Index, and Supplements 1, 2 and 3 thereto, incorporation by reference herein.

                                 Schedule 8.2(c)

[To be appended]

                                 Schedule 8.3(c)

[To be appended]

                                    EXHIBIT A

[Annexed hereto]



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